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                                                                   EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of USFS Hawthorn, Inc. on Form S-4 of our report dated December 12, 1997 related to USFS Hawthorn, Inc., appearing in the Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


Deloitte & Touche LLP

Atlanta, Georgia
February 9, 1998